Exhibit 1

Joint Filing Agreement

            The undersigned hereby agree that the statement on Schedule 13G with respect to the

Class H shares of PetroChina Company Limited, dated as of January  l2, 2004, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange

Act of 1934.

Date:	12th January 2004	BP plc

	By:	/s/ Byron Grote

Director
[Title]

Date:	12th January 2004	BP Global Investments Limited

	By:	/s/ D.P. Chapman

Director
[Title]

Date:	12th January 2004	BP Investments China Limited

	By:	/s/ F.W.M. Starkie

Director
[Title]